SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 27, 2004

Date of Report

(Date of earliest event reported)

AQUANTIVE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)

(206) 816-8800

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On July 27, 2004, aQuantive, Inc., a Washington corporation (the “Company”), issued a press release announcing that it had closed the acquisition of SBI Holdings Inc., a Utah company, pursuant to a definitive agreement and plan of merger dated June 27, 2004, the terms of which were previously reported on a Form 8-K filed by the Company on June 28, 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5. Other Events

Effective July 27, 2004, Ned Stringham was appointed to the Board of Directors of the Company and Fredric Harman resigned, as described in the press release attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press Release issued July 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2004

AQUANTIVE, INC.

By:	/s/ LINDA SCHOEMAKER
Name:	Linda Schoemaker
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by aQuantive, Inc. dated July 27, 2004